Exhibit 10.154

ASSIGNMENT AND ASSUMPTION OF SECOND AMENDED AND RESTATED MULTIPLE FACILITIES LEASE AND CONSENT OF LESSOR

(Triad — AdCare)

THIS ASSIGNMENT AND ASSUMPTION OF SECOND AMENDED AND RESTATED MULTIPLE FACILITIES LEASE AND CONSENT OF LESSOR (this “Agreement”) is made and given as of this 29th day of October, 2010 by and among GEORGIA LESSOR — BONTERRA/PARKVIEW, INC., a Maryland corporation (“Lessor”), TRIAD HEALTH MANAGEMENT OF GEORGIA II, LLC, a Georgia limited liability company (“Assignor”), the “Other Triad Entities” listed on the signature page to this Agreement (together with Assignor, each a “Triad Entity”, and collectively, the “Triad Entities”), ADCARE HEALTH SYSTEMS INC., an Ohio corporation (“New Guarantor”), HEARTH & HOME OF OHIO, INC., an Ohio corporation (“New Lessee Parent”), ADK BONTERRA/PARKVIEW, LLC, a Georgia limited liability company (“New Lessee”).

RECITALS:

A.                                   Lessor, as landlord, and Assignor, as lessee, are parties to that certain Second Amended and Restated Multiple Facilities Lease dated May 10, 2010 (as subsequently amended, the “Master Lease”), pursuant to which Assignor leases from Lessor the licensed nursing facilities commonly known as (i) Parkview Manor Nursing Home, and (ii) Bonterra Nursing Center.  All terms used in this Agreement and not defined herein shall have the meanings assigned to them in the Master Lease.

B.                                     On July 31, 2010, Assignor and certain of its Affiliates, collectively as sellers, and New Guarantor and certain of its Affiliates, as buyer, entered into that certain Assignment and Transfer Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Transfer Agreement”).  New Guarantor owns 100% of the outstanding equity interests in New Lessee Parent and New Lessee Parent owns 100% of the outstanding equity interests in New Lessee.  New Lessee is the entity designated by New Guarantor to be the new master tenant under the Master Lease.

C.                                     Pursuant to the Transfer Agreement, effective as of November 1, 2010 (the “Assignment Date”), Assignor will transfer substantially all of its assets to New Lessee and, in connection with such transfer, Assignor is required to assign to New Lessee all of Assignor’s right, title and interest under the Master Lease, and Lessor has agreed to permit such assignment under the following terms and conditions.

D.                                    The Triad Entities, New Guarantor, and New Lessee have requested that Lessor (i) consent to the assignment by Assignor to New Lessee of all of Assignor’s right, title, interest in, and assumption of certain obligations and liabilities as lessee by New Lessee under, the Master Lease pursuant to this Agreement (the “Assignment and Assumption”), and (ii) amend and restate the Master Lease concurrently with such Assignment and Assumption, and Lessor is willing to do so on the terms and conditions of this Agreement.

NOW, THEREFORE, for and in consideration of the agreements, covenants and representations set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I.           ASSIGNMENT & ASSUMPTION

1.1                                 Assignment and Assumption.

(a)                                  Effective as of the Assignment Date, Assignor assigns to New Lessee Assignor’s entire right, title and interest in the Master Lease, including, but not limited to, the unapplied portion of any reserve accounts of any natures and entitlements under the Master Lease.

(b)                                 For the benefit of Lessor and Assignor, New Lessee hereby assumes and agrees to duly and punctually observe and perform, from and after the Assignment Date, all obligations and liabilities of the “Lessee” under the Master Lease either arising on or after the Assignment Date or constituting Assumed Obligations (as defined below), and all of the terms and provisions with which Assignor, as lessee, is bound to comply under the Master Lease shall be binding directly upon New Lessee, including, but not limited to, the obligation to deliver to Lessor concurrently with the execution of this Agreement, the “Security Deposit” (as defined in the Master Lease).  New Lessee acknowledges and agrees that New Lessee shall be fully liable for the obligations of Assignor under the Master Lease, including, without limitation, any monetary or other existing defaults under the Master Lease, arising on or after the Assignment Date, and for the Assumed Obligations.  It is the intention of the parties that, except only as otherwise specifically provided herein, the relationship between Lessor and New Lessee shall be governed by the provisions of the Master Lease as if the New Lessee were Assignor

(c)                                  As used in this Agreement, the “Assumed Obligations” means (i) all obligations arising under Section 7.3 of the Master Lease, and (ii) all obligations under Section 21.1 of the Master Lease with respect to any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Properties or adjoining sidewalks, including without limitation any claims of malpractice, in each case, without regard to whether such obligations accrued before, on or after the Assignment Date.

1.2                                 Consent.  In reliance upon, and subject to, the representations and warranties, covenants and agreements of the Triad Entities, New Lessee and New Guarantor (the “Lessee Entities”) contained in this Agreement and the documents contemplated by this Agreement, Lessor hereby consents to the Assignment and Assumption.

1.3                                 Third Amended and Restated Master Lease; Additional Transaction Documents.  As an inducement to enter into this Agreement and consent to the Assignment, New Guarantor, New Lessee and New Lessee Parent (each a “New Lessee Entity”, and collectively the “New Lessee Entities”) are concurrently executing and delivering to Lessor the following (the “Additional Transaction Documents”):

(a)                                  A Third Amended and Restated Master Lease in form and substance acceptable to Lessor;

(b)                                 A Security Agreement from New Lessee granting to Lessor a first priority security interest in all assets of New Lessee to secure all of the obligations of the New Lessee Entities under the Transaction Documents;

(c)                                  A Security Agreement from New Guarantor, granting to Lessor a first priority security interest in all assets of New Guarantor which are located at, used in connection with, or arises out of the operation of, the Facilities to secure all of the obligations of the New Lessee Entities under the Transaction Documents;

(d)                                 A Security Agreement from New Lessee Parent, granting to Lessor a first priority security interest in all assets of New Lessee Parent which are located at, used in connection with, or arises out of the operation of, the Facilities to secure all of the obligations of the New Lessee Entities under the Transaction Documents;

(e)                                  A Guaranty from New Guarantor guarantying to Lessor the payment and performance of all of the obligations of the New Lessee Entities under the Transaction Documents (such guaranty being without limit);

(f)                                    A Guaranty from New Lessee Parent guarantying to Lessor the payment and performance of all of the obligations of the New Lessee Entities under the Transaction Documents (such guaranty being without limit)

(g)                                 A Subordination Agreement (Affiliates) from the New Lessee, New Lessee Parent, and New Guarantor in favor of Lessor;

(h)                                 A Pledge Agreement from New Lessee Parent in favor of Lessor pledging the equity interests in the New Lessee to secure all of the New Lessee Entities’ obligations under the Transaction Documents; and

(i)                                     From and after the Assignment Date, New Lessee, New Lessee Parent and New Guarantor shall execute and deliver such other certificates, documents and agreements as are reasonably requested by Lessor in connection with the consummation of the transactions contemplated by this Agreement.

The Lessee Entities acknowledge and agree that each of this Agreement and the Additional Transaction Documents constitute “Transaction Documents” as defined in the Master Lease.

1.4                                 Limited Release of Liabilities and Obligations of Assignor.  Lessor hereby releases Lessee, the other Triad Entities, Ronald M. Herbert, Jr., and Adam T. Ashpes of all obligations arising under the Master Lease from and after the Assignment Date; provided however, that neither this Agreement, nor its execution, delivery or performance by Lessor, shall release the Triad Entities from their obligations and liabilities under the Master Lease and the other Transaction Documents arising prior to the Assignment Date, and the Triad Entities shall remain fully liable for the observance and performance of all of the lessee’s obligations and liabilities under the Master Lease and the other Transaction Documents accruing prior to the Assignment Date.  For the purposes of this Section 1.4 and the determination of Lessee and the other Triad Entities obligations under the Master Lease and the other Transaction Documents accruing prior to the Assignment Date, the term “Transaction Documents” does not include the Additional Transaction Documents or the obligations of the New Lessee Entities under this Agreement, but it does include the Triad Entities obligations under this Agreement.

1.5                                 One-Time Consent.  Lessor’s consent pursuant to this Agreement does not and shall not be deemed to, constitute, or be construed as, consent to any future or further assignment or Transfer.

1.6                                 Repayment of Working Capital Loan.  Concurrently with the execution and delivery of this Agreement, and as a condition to the grant of Lessor’s consent to the Assignment and Assumption by Lessor pursuant to this Agreement, the Triad Entities shall pay in full all outstanding principal, interest and other sums evidenced by that certain Amended and Restated Secured Promissory Note dated as of January 7, 2010 in the original principal amount of $2,000,000.  Assignor, Assignee and Lessor agree to apply the unapplied portion of the Security Deposit made by Assignor and held by Lessor to the payoff of such indebtedness.

ARTICLE II.          REPRESENTATIONS AND WARRANTIES OF TRIAD ENTITIES

The Triad Entities, jointly and severally, represent and warrant to Lessor, as of the Assignment Date, that:

2.1                                 Status of Triad Entities.  Each Triad Entity is a limited liability company duly organized, validly existing and in good standing under the laws of the state in which it is organized.  If a Facility is located in a state other than the state in which it is organized, each Triad Entity is duly qualified to do business as a foreign corporation in the state in which the Facility are operated by it is located.

2.2                                 Validity and Conflicts.  This Agreement is, and all documents to be executed by the Triad Entities pursuant to this Agreement will be, their valid and binding obligations, enforceable against each of them in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The execution of this Agreement and the consummation of the transactions contemplated in this Agreement in accordance with its terms have been approved by all necessary action of each of the Triad Entities under its articles of organization, operating agreement or such other documents and agreements pursuant to which it is organized and operates (collectively, the “Charter Documents”), and do not and will not result in a breach of the terms and conditions of, nor constitute a default under or violation of, the Triad Entities’ Charter Documents or any law, regulation, court order, mortgage, note, bond, indenture, agreement, license, contract or other instrument or obligation to which a Triad Entity is now a party or by which any of its assets may be bound or affected.

2.3                                 Authority.  Each Triad Entity has full power and authority to execute and to deliver this Agreement and all related documents and to carry out the transactions contemplated herein and therein.  Each has full power and authority to conduct its business as the same currently is being conducted.

2.4                                 Necessary Action.  Each Triad Entity has duly and properly taken or obtained or caused to be taken or obtained all action necessary for it (a) to enter into and to deliver this Agreement and any and all documents and agreements executed by an Triad Entity in connection herewith, and (b) to carry out the terms of this Agreement and the transactions contemplated by it.  No other action by or on behalf of any Triad Entity is or will be necessary to authorize the execution, delivery and performance of this Agreement and any documents and agreements executed or to be executed by a Triad Entity in connection herewith or to authorize the transactions contemplated by this Agreement.  No consent of any third party is or will be necessary in connection with the execution, delivery and performance of this Agreement and any documents and agreements executed or to be executed by a Triad Entity in connection herewith or in connection with the consummation of the transactions contemplated by this Agreement.

2.5                                 Taxes and Tax Returns.  To the knowledge of the Triad Entities, each Triad Entity has (i) timely filed all federal, state, local and foreign tax returns, reports, statements and other similar filings (the “Tax Returns”) which are required to be filed by such Triad Entity with respect to any federal, state, or local foreign income, payroll, withholding, excise, sales, use, personal property, occupancy, business, mercantile, real estate, or other taxes (the “Taxes”); and (ii) paid all Taxes, interest, penalties, assessments and deficiencies due or assessed pursuant to the Tax Returns.  All Tax Returns properly reflect the liabilities of Triad Entities for Taxes for the periods, properties or events covered thereby.  Except as set forth on Schedule 2.5, no extensions of time in which to file any Tax Returns have been executed or filed with any taxing authority.  There are no claims, examinations, proceedings or proposed deficiencies for Taxes pending or, to the knowledge of the Triad Entities, threatened against a Triad Entity.  The Triad Entities are current in the payment of all withholding and other employee Taxes which are due and payable.  To the knowledge of the Triad Entities, the Triad Entities have accruals for Taxes which are adequate to cover all liabilities for Taxes of the Triad Entities for all periods ending on or before the Assignment Date, and include adequate provisions for all deferred Taxes.  To the knowledge of the Triad Entities, all Taxes have been paid or are adequately reserved against on the books of the Triad Entities.

2.6                                 Environmental Issues.  To the knowledge of the Triad Entities, none of the Triad Entities has released into the environment or discharged, placed or disposed of any Hazardous Substances or caused the same to be so released into the environment or discharged, placed or disposed of at, on or under a Facility, except (a) to the extent the same will not have a material and adverse affect on the condition, financial or otherwise, of such Facility and (b) in accordance, and in compliance, with any and all applicable Environmental Laws.  To the knowledge of the Triad Entities, no Hazardous Substances are located on or at a Facility or have been released into the environment or discharged, placed or disposed of in, on or under the Facility, except to the extent permitted by applicable Environmental Laws.  Each Facility complies with, and at all times during the period of its operation by the Triad Entities has complied with, all Environmental Laws in all material respects.  None of the Triad Entities has received from any governmental authority or third party written notice or a written complaint alleging the failure of such Facility to comply with, or the potential liability of a Triad Entity as a result of the noncompliance of such Facility with, any Environmental Laws or, if a Triad Entity has received such a written notice or written complaint from any governmental authority or third party, the alleged noncompliance of the Facility and/or liability of the Triad Entity with respect thereto has been resolved as of the Assignment Date.

2.7                                 Litigation.  Except as set forth on Schedule 2.7 (the “Disclosed Proceedings”), no pending, or to each Triad Entity’s knowledge, threatened litigation, administrative investigation or other proceeding with respect to or affecting, or arising out of the operations of, a Facility, except where the amount claimed is less than $25,000 in any single action or $50,000 in the aggregate.  Except for the Disclosed Proceedings, no Triad Entity is a party to, nor is a Triad Entity or, to the knowledge of the Triad Entities, any Facility bound by, any orders, judgments, injunctions, decrees or settlement agreements under which it or they may have continuing obligations as of the Assignment Date and that are likely to materially restrict or affect the present or future business operations of such Facility.  The right or ability of any of the Triad Entities to consummate the transaction contemplated in this Agreement and the Transfer Agreement has not been challenged by any governmental agency or any other person.  The applicable Triad Entity which is a party to a Disclosed Proceeding has assumed the defense thereof.  With respect to each Disclosed Proceeding, there is adequate insurance coverage or reserves maintained by the Triad Entities to cover any reasonably anticipated losses, expenses or judgements arising of out of such Disclosed Proceeding.

2.8                                 Healthcare Licenses.  There is not currently pending or, to the Triad Entities’ knowledge, threatened, (a) any action or proceeding to revoke, withdraw or suspend any of the Healthcare Licenses (as defined below) or to terminate the participation of one or more of the Facilities in either the Medicare or Medicaid Programs, or (b) any judicial or administrative agency judgment or decision not to renew any of the Healthcare Licenses applicable to one or more of the Facilities, or (c) any licensure or certification action of any other type applicable to one or more of the Facilities other than to transfer or issue Healthcare Licenses to New Lessee.  As used in this Agreement, “Healthcare Licenses” means all licenses, permits and authorizations necessary to (x) lawfully operate all beds contained in the Facilities as nursing home beds; (y) provide licensed nursing services at each of the Facilities; and (z) receive payment under the Medicare and applicable state Medicaid programs for goods and services provided at the Facilities.

2.9                                 Sensitive Payments.  None of the Triad Entities has (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which it was made, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) given or received any payments or other forms of remuneration in connection with the referral of patients that would violate the Medicare/Medicaid Anti-kickback Law, Section 1128(b) of the Social Security Act, 42 USC Section 1320a-7b(b), or any analogous state statute, or (d) made any payments to any person with the intention, or understanding, that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment.

2.10                           Inventories.  On the Assignment Date, each Facility has an inventory of perishable and non-perishable food, central supplies, linens, housekeeping supplies, kitchen supplies and nursing supplies sufficient in condition and quantity as required under all applicable laws and, to the extent there exists no applicable laws that specifically identifies the condition and/or required quantity for any such supplies or inventory, then such inventory and supplies shall be in such condition and quantity as are customarily maintained by the skilled nursing facilities.

2.11                           Previous Operation.  During the one year period immediately preceding the Assignment Date, the Triad Entities:

(a)                                  did not (i) make any material change in the operation of any Facility, (ii) sell or agree to sell any items of machinery, equipment or other fixed assets of any Facility (other than pursuant to the Transfer Agreement), or (c) otherwise enter into any agreements materially affecting any Facility, except in each case in the ordinary course of business;

(b)                                 did not, except in the ordinary course of business, enter into any lease, tenancy, contract or other commitment affecting any of Facility (other than with Lessor);

(c)                                  to the knowledge of the Triad Entities, (i) filed all required returns, reports and filings of any kind or nature (the “Returns, Reports and Filings”) with respect to the Facilities and the operations of their businesses, including state and federal tax returns and Medicare and Medicaid cost reports, and (ii) will timely pay all taxes or other obligations that are due and payable with respect thereto, except to the extent that the same are being duly contested in good faith in accordance with applicable law and the Master Lease and such contest does not materially affect either a Facility or are being assumed by the New Lessee Entities pursuant to the Transfer Agreement;

(d)                                 operated each Facility in compliance with all applicable municipal, county, state and federal laws, regulations, ordinances and orders (including all applicable building, zoning and life safety codes with respect thereto) where the failure to comply therewith would have a material adverse effect on the business, property, condition (financial or otherwise); and

(e)                                  paid in the ordinary course of business the accounts payable related to each Facility, except to the extent that the amount owing is being duly contested by a Triad Entity and such contest does not materially affect such Facility.

2.12                           No Event of Default or Unmatured Event of Default.  As of the Assignment Date, no Event of Default or Unmatured Event of Default exists under the Master Lease or any of the other Transaction Documents.

2.13                           Solvency and Payments of Debts.  Each of the Triad Entities is solvent and has paid its debts as they have come due in the ordinary course of business.

2.14                           Management Agreements.  All of the Management Agreements among the Triad Entities and any Affiliate, as manager, have been terminated.

2.15                           Disclosure.  No representation or warranty by or on behalf of a Triad Entity contained in this Agreement, and no statement contained in any certificate, list, exhibit or other instrument furnished or to be furnished to Lessor pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts that are necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III.         REPRESENTATIONS AND WARRANTIES OF NEW LESSEE ENTITIES

The New Lessee Entities, jointly and severally, represent and warrant to Lessor, as of the Assignment Date, that:

3.1                                 Status of New Lessee Entities.  Each New Lessee Entity is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the state in which it is organized.  New Lessee is duly qualified to do business in the state in which each Facility is located.

3.2                                 Validity and Conflicts.  This Agreement is, and all documents to be executed by the New Lessee Entities pursuant to this Agreement will be, their valid and binding obligations, enforceable against each of them in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The execution of this Agreement and the consummation of the transactions contemplated in this Agreement in accordance with its terms have been approved by all necessary action of each New Lessee Entities under its articles of incorporation or organization, bylaws, operating agreement or such other documents and agreements pursuant to which it is organized and operates (collectively, the “Charter Documents”), and do not and will not result in a breach of the terms and conditions of, nor constitute a default under or violation of, the New Lessee Entities’ Charter Documents or any law, regulation, court order, mortgage, note, bond, indenture, agreement, license, contract or other instrument or obligation to which a New Lessee Entity is now a party or by which any of its assets may be bound or affected.

3.3                                 Authority.  Each New Lessee Entity has full power and authority to execute and to deliver this Agreement and all related documents and to carry out the transactions contemplated herein and therein.  Each has full power and authority to conduct its business as the same currently is being conducted.

3.4                                 Necessary Action.  Each New Lessee Entity has duly and properly taken or obtained or caused to be taken or obtained all action necessary for it (a) to enter into and to deliver this Agreement and any and all documents and agreements executed by an New Lessee Entity in connection herewith and (b) to carry out the terms of this Agreement and the transaction contemplated by it.  No other action by or on behalf of a New Lessee Entity is or will be necessary to authorize the execution, delivery and performance of this Agreement and any documents and agreements executed or to be executed by a New Lessee Entity in connection herewith or to authorize the transactions contemplated by this Agreement.  No consent of any third party is or will be necessary in connection with the execution, delivery and performance of this Agreement and any documents and agreements executed or to be executed by a New Lessee Entity in connection herewith or in connection with the consummation of the transactions contemplated by this Agreement.

3.5                                 Sensitive Payments; Other Matters.  None of the New Lessee Entities has (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) given or received any payments or other forms of remuneration in connection with the referral of patients that would violate the Medicare/Medicaid Anti-kickback Law, Section 1128(b) of the Social Security Act, 42 USC Section 1320a-7b(b), or any analogous state statute, or (d) made any payments to any person with the intention or understanding that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment, or (e) is, or was, affiliated with any entity which had a healthcare license, permit or certificate of need for a long term care facility rescinded or revoked and not reinstated.

3.6                                 Adverse Matters.  No New Lessee Entity has been disqualified from participating in either the Medicare or Medicaid programs.  Without limitation of the foregoing, no New Lessee Entity has engaged in any activities that are prohibited under criminal law, or are cause for civil penalties or mandatory or permissive exclusion from Medicare, or any other state health care program.  There is no, and there shall continue to be no, threatened, existing or pending revocation, suspension, termination, probation, restriction, corporate integrity agreement, limitation or non-renewal affecting any New Lessee Entity with regard to participation in Medicare, Medicaid or any other Third Party Payor Programs or the applicable Healthcare Licenses to which any New Lessee Entity presently is/are subject.

3.7                                 The Licenses.  The New Lessee has all Healthcare Licenses necessary or appropriate to occupy, use and operate such Facility as a skilled nursing facility from and after the Assignment Date.  True and correct copies of the documents evidencing the Healthcare Licenses issued to the New Lessee Entities by the applicable health care authorities with respect to the operation of the Facilities shall be delivered to Lessor promptly upon receipt of same by the New Lessee Entities.  There is not currently pending, or to the New Lessee Entities’ knowledge threatened, (a) any action or proceeding to revoke, withdraw or suspend any of the Healthcare Licenses or to terminate the participation of one or more of the Facilities in either the Medicare or Medicaid Programs, or (b) any judicial or administrative agency judgment or decision not to renew any of the Healthcare Licenses applicable to one or more of the Facilities, or (c) any licensure or certification action of any other type applicable to one or more of the Facilities.

3.8                                 Litigation.  No New Lessee Entity is a party to, nor is a New Lessee Entity or, to the knowledge of the New Lessee Entities, the Facilities bound by, any orders, judgments, injunctions, decrees or settlement agreements under which it or they may have continuing obligations as of the date hereof or as of the Assignment Date and that are likely to materially restrict or affect the present business operations of the Facilities.  The right or ability of the New Lessee Entities to consummate the transactions contemplated by this Agreement and the Transfer Agreement has not been challenged by any governmental agency or any other person.

3.9                                 Capital Structure of New Lessee Entities.  New Guarantor owns all of the issued and outstanding equity interests of New Lessee Parent.  New Lessee Parent owns all of the issued and outstanding equity interests of New Lessee.  There is no Person, which together with its Affiliates, Controls New Guarantor.  New Lessee does not own stock of any other corporation or beneficial interests in any other Person.

3.10         Tangible Net Worth.  New Lessee has a positive Tangible Net Worth.  New Guarantor has a Tangible Net Worth of at least Five Million Dollars ($5,000,000).

3.11         Outstanding Indebtedness.  New Lessee does not have any Debt, except Debt permitted under Section 8.2.4 of the Master Lease.  Except for Indebtedness that is covered by an intercreditor agreement entered into by Lessor under Section 6.4 of the Master Lease, none of the Indebtedness of the New Lessee is cross-collateralized or cross-defaulted with any Debt of any other Person.

3.12         Guaranties.  New Lessee has not guaranteed any indebtedness of any Affiliate or other third party.

3.13         Management Agreements.  None of the New Lessee Entities has entered into any Management Agreement.

3.14         Newly Formed Entities; No Other Business.  New Lessee is newly formed and has not engaged in business operations prior to the Assignment Date and is engaging only in the business of operating of the Facilities.

3.15         Transactions with Affiliates.  New Lessee has not entered into any documents, agreements or transactions with Affiliates.

3.16         Disclosure.  No representation or warranty by or on behalf of a New Lessee Entity contained in this Agreement, and no statement contained in any certificate, list, exhibit or other instrument furnished or to be furnished to Lessor pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts that are necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV.         NO REPRESENTATIONS AND WARRANTIES BY LESSOR

Each New Lessee Entity acknowledges and agrees that it has inspected and otherwise has knowledge of the condition of the Facilities prior to the execution and delivery of this Agreement and such New Lessee Entity has found the same to be satisfactory for its purposes.  New Lessee is leasing the Facilities “as is” in their condition on the Assignment Date.  Each New Lessee Entity waives any claim or action against Lessor in respect of the condition of the Facilities.  LESSOR MAKES NO WARRANTY OR REPRESENTATION OF ANY KIND, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ASSIGNMENT OR THE TRANSFER AGREEMENT, OR IN RESPECT OF ANY FACILITY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, OR AS TO ANY OTHER MATTER WHATSOEVER, IT BEING AGREED THAT ALL SUCH RISKS ARE TO

BE BORNE BY THE LESSEE ENTITIES.  New Lessee further acknowledges that throughout the Term New Lessee is solely responsible for the condition of the Facilities.

ARTICLE V.          ESTOPPEL OF LESSOR

To the knowledge of the executive officers of Lessor (consisting of C. Taylor Pickett, Chief Executive Officer, Daniel J. Booth, Chief Operating Officer, and Robert O. Stephenson, Chief Financial Officer), Lessor hereby states to the New Lessee Entities that Lessor has no knowledge that an Event of Default exists under the Master Lease.  Such statement is made solely to effect an estoppel against Lessor, and not as an inducement to the New Lessee Entities, the New Lessee Entities’ lender or any other party to enter into any transaction.  The sole remedy for the New Lessee Entities if the foregoing statement is not true is to prevent Lessor from asserting facts to the contrary of such statement.  Lessor reserves, and is not waiving, any and all of its rights and remedies under the Master Lease and the other Transaction Documents with respect to any existing Events of Defaults or Unmatured Events of Default that may exist but, with respect to which, the executive officers of Lessor do not have knowledge.

ARTICLE VI.         INDEMNIFICATION OF LESSOR

6.1           Triad Entities’ Indemnification.  The Triad Entities shall jointly and severally indemnify and hold Lessor and its Affiliates harmless from and against any and all damages, losses, liabilities, costs, actions, suits, proceedings, demands, assessments, and judgments, including, but not limited to, reasonable attorney’s fees and reasonable costs and expenses of litigation, arising out of or in any manner related to any of the following:

(a)           Any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement on the part of a Triad Entity under this Agreement or from any misrepresentations in any certificate or document furnished or to be furnished to Lessor under this Agreement;

(b)           Any failure by a Triad Entity in connection with the transaction contemplated in this Agreement or the Transfer Agreement to comply with the requirements of any laws or regulations, including laws and regulations relating to sales or transfers;

(c)           Any breach of any covenant of a Triad Entity contained in this Agreement requiring performance after the Assignment Date;

(d)           Any claims by parties other than Lessor to the extent caused by acts or omissions of a Triad Entity or one or more of their Affiliates;

(e)           Any Disclosed Proceeding;

(f)            The failure to pay any Taxes or to file any Returns, Reports and Filings; or

(g)           Enforcement of this Section.

The Triad Entities’ obligations under this Article shall survive the execution and delivery of this Agreement.

6.2           New Lessee Entities’ Indemnification.  The New Lessee Entities shall jointly and severally indemnify and hold Lessor and its Affiliates harmless from and against any and all damages, losses, liabilities, costs, actions, suits, proceedings, demands, assessments, and judgments, including, but not limited to, reasonable attorney’s fees and reasonable costs and expenses of litigation, arising out of or in any manner related to any of the following:

(a)           Any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement on the part of a New Lessee Entity under this Agreement or from any misrepresentations in any certificate or document furnished or to be furnished to Lessor under this Agreement;

(b)           Any failure by a New Lessee Entity in connection with the transaction contemplated in this Agreement or the Transfer Agreement to comply with the requirements of any laws or regulations, including laws and regulations relating to sales or transfers;

(c)           Any breach of any covenant of a New Lessee Entity contained in this Agreement requiring performance after the Assignment Date;

(d)           Any claims by parties other than Lessor to the extent caused by acts or omissions of a New Lessee Entity or one or more of their Affiliates;

(e)           Any Disclosed Proceeding;

(f)            Any Assumed Obligation; or

(g)           Enforcement of this Section.

The New Lessee Entities’ obligations under this Article shall survive the execution and delivery of this Agreement.

6.3           Procedure.  If Lessor asserts that a Triad Entity, a New Lessee Entity and/or Manager (each an “Indemnitor) is subject to a claim for indemnification pursuant to this Article (a “Claim”), Lessor promptly shall notify the Indemnitor in writing of the Claim and shall describe in the notice the Claim in sufficient detail in order to permit the Indemnitor to evaluate the nature and cause of the Claim.  If the asserted Claim arises or is in connection with a claim, suit or demand filed by a third party, the Indemnitor shall be entitled to defend against the Claim with counsel reasonably satisfactory to Lessor.  Lessor may continue to employ counsel of its own and such costs shall be borne by Indemnitor.  If the Indemnitor fails to respond or does not admit responsibility for indemnification, Lessor may take such necessary steps to defend itself and any reasonable costs associated therewith may be included as part of the asserted Claim for indemnification.  For all Claims that are not Claims arising from a third party, Indemnitor shall notify Lessor as to its assertion of whether the Claim is covered by this Article, including specific reasons for non-coverage, within 30 days of receipt of written notice from Lessor describing the Claim in reasonable detail.  Any investigations made by or on behalf of Lessor shall not affect or limit the Indemnitor’s representations and warranties and indemnification obligations under this Agreement.

ARTICLE VII.       MISCELLANEOUS

7.1           Entire Agreement.  This Agreement together with the Transaction Documents is intended by the parties to be a complete and exclusive statement of the agreement and understanding of the parties in respect of the subject matter contained herein and therein.

7.2           Notices.  Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight delivery, hand delivery or facsimile transmission to the following address:

To Triad Entities:	Triad Health Management of Georgia II, L.L.C.
10 Roswell, Suite 210
Alpharetta, Georgia 30004
Attention: Ronald M. Herbert, Jr. and Adam T. Ashpes
Telephone No.: (678) 366-305
Fax No.: (678) 366-0306

With copy to	Gallagher Evelius & Jones LLP
(which shall not	218 North Charles Street
constitute notice):	Baltimore, MD 21201
Attention: Thomas Dame, Esq.
Telephone No.: (410) 347-1331
Fax No.: (410) 468-2786

To New Lessee Entities:

ADK Georgia, LLC
Two Buckhead Plaza
3050 Peachtree Road NW, Suite 570
Atlanta, Georgia 30305
Attention: Chris Brogdon
Tel: (770) 650-7086, ext. 12
Fax: (770) 650-8883

With a copy to:	Gregory P. Youra, Esq.
(which shall not	Holt Ney Zatcoff & Wasserman, LLP
constitute notice)	100 Galleria Parkway, Suite 600
Atlanta, Georgia 30339
Tel: (770) 956-9600
Fax: (770) 956-1490

To Lessor:	c/o Omega Healthcare Investors, Inc.
200 International Circle, Suite 3500
Hunt Valley, MD 21030

Attn.: Daniel J. Booth
Telephone No.: (410) 427-1700
Facsimile No.: (410) 427-8800

And with copy to:	Doran Derwent, PLLC
(which shall not	5960 Tahoe Dr., SE, Suite 101
constitute notice)	Grand Rapids, Michigan 49546
Attn: Mark E. Derwent
Telephone No.: (616) 451-8690
Facsimile No.: (616) 451-8697

Notices shall be deemed given three (3) business days after deposit in the mail as provided herein or upon actual receipt if sent by overnight delivery, facsimile transmission or hand delivery.

7.3           Assignment. No party may assign, directly or indirectly, its rights or obligations hereunder without the prior written consent of the other parties.  Notwithstanding anything in this Agreement to the contrary, the New Lessee Entities shall not have any rights or remedies under this Agreement for any breach by the Triad Entities of any representation, warranty or covenant (excluding Section 1.1(a)) in this Agreement whether by a direct right of enforcement, as a third party beneficiary or an assignee of Landlord. Any claim that the New Lessee Entities may have against the Triad Entities is under, through and solely governed by the Transfer Agreement and this Agreement shall not be deemed to enlarge or otherwise modify the rights and remedies of the New Lessee Entities under the Transfer Agreement.

7.4           Sole Agreement. This Agreement may not be amended or modified in any respect whatsoever except by an instrument in writing signed by the parties hereto.  This Agreement, the disclosure schedules for each of the parties and the documents executed and delivered pursuant hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, discussions, writings and agreements between them.

7.5           Captions. The captions of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

7.6           Severability. Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

7.7           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

7.8           Knowledge Defined. To the extent that any of the representations and warranties contained in this Agreement is limited by the phrases “to the best knowledge of” or a party “has no knowledge of” or words or phrases of similar import, the same shall mean to the actual conscious awareness of any of the corporate officers, managers, members or directors of the party or its subsidiaries making said representation or warranty.  To the extent that any of the representations and warranties contained in this Agreement refers to verbal notice to a party, such notice shall be deemed to have been received if delivered to any officer of such party or to an officer of one of its subsidiaries.

7.9           Third Party Beneficiary.  Except for the Affiliates of Lessor, nothing in this Agreement is intended to or shall not be construed to confer upon or create in any person (other than the parties hereto) any rights or remedies under or by reason of this Agreement, including without limitation, any right to enforce this Agreement.

7.10         Attorneys’ Fees.  In the event of a dispute between the parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing party in any action resulting therefrom shall be entitled to collect from the other its reasonable costs and attorneys’ fees, including its costs and fees on appeal.

7.11         Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean “including without limitation.”

7.12         Survival.  The representations and warranties set forth herein shall survive the Assignment Date.

7.13         Governing Law.  THIS AGREEMENT AND THE TRANSACTION DOCUMENTS SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND.  EACH TRIAD ENTITY, NEW LESSEE ENTITY AND MANAGER CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF THE STATE OF MARYLAND AND GEORGIA AND THE STATE IN WHICH ANY FACILITY IS LOCATED, AND AGREES THAT ALL DISPUTES CONCERNING THIS AGREEMENT MAY BE HEARD, AT LESSOR’S OPTION, IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MARYLAND OR THE STATE IN WHICH ANY FACILITY IS LOCATED.  EACH TRIAD ENTITY, NEW LESSEE ENTITY AND MANAGER AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED UPON SUCH PARTY UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE OF MARYLAND OR THE STATE IN WHICH ANY FACILITY IS LOCATED AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS OF THE STATE OF MARYLAND OR THE STATE IN WHICH ANY FACILITY IS LOCATED.

7.14         Arbitration of Disputes.  If a Controversy shall arise, the Controversy shall be determined by arbitration, which shall be conducted in accordance with the rules and procedures of the American Arbitration Association by three (3) arbitrators selected in accordance with its procedures.  The decision of the arbitrators shall be final and binding and shall be enforceable in any court of competent jurisdiction.  The decision of the arbitrators shall set forth in writing the basis for the decision, and in rendering such decision, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Agreement and any other agreements, documents and instruments executed pursuant to or in connection with this Agreement.  The expense of the arbitration shall be divided equally between parties to the Controversy unless otherwise specified in award.  The prevailing party, as determined by the arbitrators, shall be entitled to recover its costs and expenses, including attorney fees.  The arbitration shall be conducted in Baltimore, Maryland.  In any such arbitration, the parties shall be entitled to conduct discovery in the same manner as permitted under Federal Rules of Civil Procedure 27 through 37.  No provision in this Section shall limit the right of any party to this Agreement to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of any arbitration.  The exercise of such a remedy does not waive the right of any party to arbitration.  As used in this Agreement, “Controversy” means a controversy between either of the Triad Entities, the New Lessee Entities or Manager, on the one hand, and Lessor, on the other hand, that (a) arises following the Assignment Date, (b) relates to this Agreement, any other agreement between such parties, any instrument or document delivered pursuant to or in connection with this Agreement or the transactions contemplated by this Agreement, and (c) the parties are unable to settle between themselves.

Signatures on following page.

Schedule 2.7

 to

ASSIGNMENT AND ASSUMPTION OF THIRD AMENDED AND RESTATED MASTER LEASE AND SUBLEASE AND CONSENT OF LESSOR

(Triad — Adcare)

ASSIGNOR:
Triad Health Management of Georgia II, LLC

	By:	/s/ Ronald M. Herbert, Jr.
	Name:	Ronald M. Herbert, Jr.
	Title:	Chief Operating Officer

	By:	/s/ Adam T. Ashpes
	Name:	Adam T. Ashpes
	Title:	President and CEO

OTHER TRIAD ENTITIES:

Triad at Bonterra, LLC
Triad at Parkview, LLC
Triad Health Management of Georgia, LLC
Triad Health Management of Georgia III, LLC
Triad at Tara, LLC

	By:	/s/ Ronald M. Herbert, Jr.
	Name:	Ronald M. Herbert, Jr.
	Title:	Chief Operating Officer

	By:	/s/ Adam T. Ashpes
	Name:	Adam T. Ashpes
	Title:	President and CEO

THE STATE OF GEORGIA	)
)
COUNTY OF PAULDING	)

This instrument was acknowledged before me on the 28th day of September, 2010, by Ronald M. Hebert, Jr., the Chief Operating Officer, and Adam T. Ashpes, the President and CEO, of Triad Health Management of Georgia II, LLC, a Georgia limited liability company, Triad at Bonterra, LLC, a Georgia limited liability company, Triad at Parkview, LLC, a Georgia limited liability company, Triad Health Management of Georgia, LLC, a Georgia limited liability company, Triad Health Management of Georgia III, LLC, a Georgia limited liability company, Triad at Tara, LLC, a Georgia limited liability company, on behalf of said companies.

Notary Public	/s/ [Illegible]

1

Schedule 2.7

 to

ASSIGNMENT AND ASSUMPTION OF THIRD AMENDED AND RESTATED MASTER LEASE AND SUBLEASE AND CONSENT OF LESSOR

(Triad — Adcare)

The undersigned hereby ratify and affirm their obligations as “Guarantors” under that certain Guaranty dated as of November 30, 2006 with respect to all obligations arising prior to the Assignment Date.

/s/ Ronald M. Herbert, Jr.
Ronald M. Herbert, Jr., individually

THE STATE OF GEORGIA	)
)
COUNTY OF PAULDING	)

This instrument was acknowledged before me on the 28th day of September, 2010, by Ronald M. Herbert, Jr., individually.

Notary Public	/s/ [Illegible]

/s/ Adam T. Ashpes
Adam T. Ashpes, individually

THE STATE OF GEORGIA	)
)
COUNTY OF PAULDING	)

This instrument was acknowledged before me on the 28th day of September, 2010, by Adam T. Ashpes.

Notary Public	/s/ [Illegible]

2

Schedule 2.7

 to

ASSIGNMENT AND ASSUMPTION OF THIRD AMENDED AND RESTATED MASTER LEASE AND SUBLEASE AND CONSENT OF LESSOR

(Triad — Adcare)

NEW GUARANTOR:

ADCARE HEALTH SYSTEMS INC.,
An Ohio corporation

By:	/s/ David A. Tenwick
David A. Tenwick, Chairman

NEW LESSEE PARENT:

HEARTH & HOME OF OHIO, INC.

By:	/s/ David A. Tenwick
David A. Tenwick, Secretary

NEW LESSEE:

ADK BONTERRA/PARKVIEW, LLC

By:
Name:	Chris Brodgon
Title:	Manager

STATE OF OHIO	)
) SS
COUNTY OF DELAWARE	)

The foregoing instrument was acknowledged before me this 29th day of October, 2010, by David A. Tenwick, who is the Chairman and Secretary of each of the above referenced corporations, on behalf of each such companies.

/s/ Amanda R. Norris
Notary Public, Marion County, Ohio
My Commission Expires: April 1, 2015

3

Schedule 2.7

 to

ASSIGNMENT AND ASSUMPTION OF THIRD AMENDED AND RESTATED MASTER LEASE AND SUBLEASE AND CONSENT OF LESSOR

(Triad — Adcare)

LESSOR:

GEORGIA LESSOR — BONTERRA/PARKVIEW, INC.

	By:	/s/ Daniel J. Booth
	Name:	Daniel J. Booth
	Title:	Chief Operating Officer

THE STATE OF MARYLAND	)
)
COUNTY OF BALTIMORE	)

This instrument was acknowledged before me on the 29th day of September, 2010, by Daniel J. Booth, the COO of Georgia Lessor — Bonterra/Parkview, Inc., a Maryland corporation, on behalf of said corporation.

Notary Public	/s/ Jennie M. Bathras

4